Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of MEMC Electronic Materials, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Ahmad Chatila, President and Chief Executive Officer of the Company, and Kenneth H. Hannah, Executive Vice President (principal financial and accounting officer) of the Company, certify, to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 5, 2009

By:	/s/ Ahmad Chatila
Name:	Ahmad Chatila
Title:	President and Chief Executive Officer MEMC Electronic Materials, Inc.

Date: November 5, 2009

By:	/s/ Kenneth H. Hannah
Name:	Kenneth H. Hannah
Title:	Executive Vice President (principal financial and accounting officer) MEMC Electronic Materials, Inc.

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